Exhibit 32.1
SECTION 1350 CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, Charles Daniel Vogt, President and Chief Executive Officer of DZS Inc. (the “Company”) and Brian Chesnut, Interim Chief Financial Officer of the Company hereby certify that, to their knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 12, 2024

/s/ CHARLES DANIEL VOGT
Charles Daniel Vogt
President and Chief Executive Officer

/s/ BRIAN CHESNUT
Brian Chesnut
Interim Chief Financial Officer (Principal Financial and Accounting Officer)